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                                                                     EXHIBIT 4.1


                      CERTIFICATE EVIDENCING COMMON UNITS
                   REPRESENTING LIMITED PARTNER INTERESTS IN
                              ONEOK PARTNERS, L.P.

No. __________                                           __________ Common Units

     The undersigned officers of ONEOK PARTNERS, L.P., a Delaware limited partnership (the "Partnership"), hereby certify that ____________ (the "Holder") is the registered owner of Common Units representing limited partner interests in the Partnership (the "Common Units") transferable on the books of the Partnership, in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed and accompanied by a properly executed application for transfer of the Common Units represented by this Certificate. The rights, preferences and limitations of the Common Units are set forth in, and this Certificate and the Common Units represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Second Amended and Restated Agreement of Limited Partnership of ONEOK Partners, L.P., as amended, supplemented or restated from time to time (the "Partnership Agreement"). Copies of the Partnership Agreement are on file at, and will be furnished without charge on delivery of written request to the Partnership at, the principal office of the Partnership located at 100 W. 5th Street, Suite 1831, Tulsa, Oklahoma 74103-4298. Capitalized terms used herein but not defined shall have the meanings given them in the Partnership Agreement.

     The Holder, by accepting this Certificate, is deemed to have (i) requested admission as, and agreed to become, a Limited Partner and to have agreed to comply with and be bound by and to have executed the Partnership Agreement, (ii) represented and warranted that the Holder has all right, power and authority and, if an individual, the capacity necessary to enter into the Partnership Agreement, (iii) granted the powers of attorney provided for in the Partnership Agreement and (iv) made the waivers and given the consents and approvals contained in the Partnership Agreement.

     This Certificate shall not be valid for any purpose unless it has been countersigned and registered by the Transfer Agent and Registrar.

Dated:                                  ONEOK PARTNERS, L.P.
       -----------------
                                        ONEOK PARTNERS GP, L.L.C.


                                        By:
                                            ------------------------------------
                                            Chief Executive Officer


                                        By:
                                            ------------------------------------
                                            Chief Financial Officer

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Countersigned and Registered by:


-------------------------------------
as Transfer Agent and Registrar


By:
    ------------------------------------
    Authorized Signature

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                            [Reverse of Certificate]

                                  ABBREVIATIONS

     The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as follows according to applicable laws or regulations:

TEN COM -  as tenants in common         UNIF GIFT/TRANSFERS MIN ACT

TEN ENT -  as tenants by the            ____________ Custodian __________
           entireties                   (Cust)                 (Minor)

JT TEN - as joint tenants with right    under Uniform Gifts/Transfers to CD
         of survivorship and not as     Minors Act _______________ (State)
         tenants in common

Additional abbreviations, though not in the above list, may also be used.

                           ASSIGNMENT OF COMMON UNITS
                                       IN
                              ONEOK PARTNERS, L.P.

              IMPORTANT NOTICE REGARDING INVESTOR RESPONSIBILITIES
                DUE TO TAX SHELTER STATUS OF ONEOK PARTNERS, L.P.

     You have acquired an interest in ONEOK Partners, L.P., 100 W. 5th Street, Suite 1831, Tulsa, Oklahoma 74103-4298, whose taxpayer identification number is ____________. The Internal Revenue Service has issued ONEOK Partners, L.P. the following tax shelter registration number: ____________.

     YOU MUST REPORT THIS REGISTRATION NUMBER TO THE INTERNAL REVENUE SERVICE IF YOU CLAIM ANY DEDUCTION, LOSS, CREDIT, OR OTHER TAX BENEFIT OR REPORT ANY INCOME BY REASON OF YOUR INVESTMENT IN ONEOK PARTNERS, L.P.

     You must report the registration number as well as the name and taxpayer identification number of ONEOK Partners, L.P. on Form 8271. FORM 8271 MUST BE ATTACHED TO THE RETURN ON WHICH YOU CLAIM THE DEDUCTION, LOSS, CREDIT, OR OTHER TAX BENEFIT OR REPORT ANY INCOME BY REASON OF YOUR INVESTMENT IN ONEOK PARTNERS, L.P.

     If you transfer your interest in ONEOK Partners, L.P. to another person, you are required by the Internal Revenue Service to keep a list containing (a) that person's name, address and taxpayer identification number, (b) the date on which you transferred the interest and (c) the name, address and tax shelter registration number of ONEOK Partners, L.P. If you do not want to keep such a list, you must (1) send the information specified above to the Partnership, which

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will keep the list for this tax shelter, and (2) give a copy of this notice to the person to whom you transfer your interest. Your failure to comply with any of the above-described responsibilities could result in the imposition of a penalty under Section 6707(b) or 6708(a) of the Internal Revenue Service Code of 1986, as amended, unless such failure is shown to be due to reasonable cause.

     ISSUANCE OF A REGISTRATION NUMBER DOES NOT INDICATE THAT THIS INVESTMENT OR THE CLAIMED TAX BENEFITS HAVE BEEN REVIEWED, EXAMINED OR APPROVED BY THE INTERNAL REVENUE SERVICE.

     FOR VALUE RECEIVED, ______________________________ hereby assigns, conveys, sells and transfers unto

-------------------------------------   ----------------------------------------
(Please print or typewrite name         (Please insert Social Security or other
and address of Assignee)                identifying number of Assignee)

___________ Common Units representing limited partner interests evidenced by this Certificate, subject to the Partnership Agreement, and does hereby irrevocably constitute and appoint ________________ as its attorney-in-fact with full power of substitution to transfer the same on the books of ONEOK Partners, L.P.

Date:                                   NOTE: The signature to any endorsement
      -------------------------------         hereon must correspond with the
                                              name as written upon the face of
                                              this Certificate in every
                                              particular, without alteration,
                                              enlargement or change.

SIGNATURE(S) MUST BE GUARANTEED BY AN
ELIGIBLE GUARANTOR INSTITUTION          ----------------------------------------
(BANKS, STOCKBROKERS, SAVINGS AND       (Signature)
LOAN ASSOCIATIONS AND CREDIT UNIONS
WITH MEMBERSHIP IN AN APPROVED
SIGNATURE GUARANTEE MEDALLION           ----------------------------------------
PROGRAM), PURSUANT TO S.E.C. RULE       (Signature)
17D-15


-------------------------------------


SIGNATURE GUARANTEED:
                      -----------------

     No transfer of the Common Units evidenced hereby will be registered on the books of the Partnership, unless the Certificate evidencing the Common Units to be transferred is surrendered for registration or transfer and an Application for Transfer of Common Units has been properly completed and executed by a transferee either (a) on the form set forth below or (b) on a separate

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application that the Partnership will furnish on request without charge. A transferor of the Common Units shall have no duty to the transferee with respect to execution of the transfer application in order for such transferee to obtain registration of the transfer of the Common Units.

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                    APPLICATION FOR TRANSFER OF COMMON UNITS

     The undersigned ("Assignee") hereby applies for transfer to the name of the Assignee of the Common Units evidenced hereby and hereby certifies to ONEOK Partners, L.P. (the "Partnership") that the Assignee (including to the best of Assignee's knowledge, any person for whom the Assignee will hold the Common Units) is an Eligible Citizen.(1)

     The Assignee (a) requests admission as a Substituted Limited Partner and agrees to comply with and be bound by, and hereby executes, the Second Amended and Restated Agreement of Limited Partnership of ONEOK Partners, L.P., as amended, supplemented or restated to the date hereof (the "Partnership Agreement"), (b) represents and warrants that the Assignee has all right, power and authority and, if an individual, the capacity necessary to enter into the Partnership Agreement, (c) appoints the members of the General Partner and, if a Liquidator shall be appointed, the Liquidator of the Partnership as the Assignee's attorney-in-fact to execute, swear to, acknowledge and file any document, including the Partnership Agreement and any amendment thereto and the Certificate of Limited Partnership of the Partnership and any amendment thereto, necessary or appropriate for the Assignee's admission as a Substituted Limited Partner and as a party to the Partnership Agreement, (d) gives the powers of attorney provided for in the Partnership Agreement, and (e) makes the waivers and gives the consents and approvals contained in the Partnership Agreement. Capitalized terms not defined herein have the meanings assigned to such terms in the Partnership Agreement.

Date:
      --------------------------


-------------------------------------   ----------------------------------------
Social Security or other identifying    Signature of Assignee
number

-------------------------------------   ----------------------------------------
Purchase Price, including               Name and Address of Assignee
commissions, if any

Type of Entity (check one):

[ ]  Individual   [ ]  Partnership       [ ]  Corporation

[ ]  Trust        [ ]  Other (specify)
                                         ---------------------------------------

If not an Individual (check one):

----------
(1) The Term "Eligible Citizen" means a Person qualified to own interests in real property in jurisdictions in which any member of the Partnership Group or ONEOK Pipeline does business or proposes to do business from time to time, and whose status as a Limited Partner or Assignee does not or would not subject any member of the Partnership Group or ONEOK Pipeline to a substantial risk of cancellation or forfeiture of any of its properties or any interest therein.

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[ ]  the entity is subject to United States federal income taxation on the income generated by the Partnership;

[ ] the entity is not subject to United States federal income taxation, but it is a pass-through entity and all of its beneficial owners are subject to United States federal income tax on the income generated by the Partnership;

[ ] the entity is not subject to United States federal income taxation and it is (a) not a pass-through entity or (b) it is a pass-through entity but one or more of its beneficial owners is not subject to United States federal income taxation on the income generated by the Partnership.

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Nationality (check one):

     [ ]  U.S. Citizen, Resident or Domestic Entity

     [ ]  Foreign Corporation  [ ] Non-resident Alien

     If the U.S. Citizen, Resident or Domestic Entity box is checked, the following certification must be completed.

     Under Section 1445(e) of the Internal Revenue Code of 1986, as amended (the "Code"), the Partnership must withhold tax with respect to certain transfers of property if a holder of an interest in the Partnership is a foreign person. To inform the Partnership that no withholding is required with respect to the undersigned interestholder's interest in it, the undersigned hereby certifies the following (or, if applicable, certifies the following on behalf of the interestholder).

Complete Either A or B:

A.   Individual Interestholder

     1.   I am not a non-resident alien for purposes of U.S. income taxation.

     2.   My U.S. taxpayer identification number (Social Security Number) is
          __________.

     3.   My home address is __________________________________________________.

B.   Partnership, Corporation or Other Interest-Holder

     1.   ___________________________   is not a foreign corporation, foreign
          (Name of Interest-Holder)     partnership, foreign trust or foreign
                                        estate
                                        (as those terms are defined in the Code
                                        and Treasury Regulations).

     2.   The interestholder's U.S. employer identification number is
          ___________.

     3. The interestholder's office address and place of incorporation (if applicable) is ___________.

     The interest-holder agrees to notify the Partnership within 60 days of the date the interest-holder becomes a foreign person.

     The interestholder understands that this certificate may be disclosed to the Internal Revenue Service by the Partnership and that any false statement contained herein could be punishable by fine, imprisonment or both.

     Under penalties of perjury, I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct and complete and, if applicable, I further declare that I have authority to sign this document on behalf of:

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                                        ----------------------------------------
                                        Name of Interest-Holder


                                        ----------------------------------------
                                        Signature and Date

                                        ----------------------------------------
                                        Title (if applicable)

     Note: If the Assignee is a broker, dealer, bank, trust company, clearing corporation, other nominee holder or an agent of any of the foregoing, and is holding for the account of any other Person, this application should be completed by an officer thereof or, in the case of a broker or dealer, by a registered representative who is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc., or, in the case of any other nominee holder, a Person performing a similar function. If the Assignee is a broker, dealer, bank, trust company, clearing corporation, other nominee owner or an agent of any of the foregoing, the above certification as to any Person for whom the Assignee will hold the Common Units shall be made to the best of the Assignee's knowledge.